Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Zoomcar Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	133,654,397	(2)	$.547	(3)	$73,108,955	0.0001531	$11,193

Fees Previously Paid	-	-	-	-		-		-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-				-			-	-	-	-
	Total Offering Amounts									$11,193.
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$11,193

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the sum of (i) 4,297,590 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Zoomcar Holdings, Inc., a Delaware corporation (the “Company”) that were issued in private placements in about November 2024, December 2024 and February 2025 (the “Offerings”); (ii) 1,292,000 shares of Common Stock issuable upon exercise of pre-funded warrants to purchase Common Stock at an exercise price of $0.0001 per warrant, issued in the Offerings; (iii) a maximum of 105,659,340 shares of Common Stock issuable upon exercise of Series A warrants to purchase Common Stock currently at an exercise price of $0.806 per warrant, issued in the Offerings; and (iv) a maximum of 22,405,467 shares of Common Stock issuable upon exercise of Series B warrants to purchase Common Stock currently at an exercise price of $0.0001 per warrant, issued in the Offerings.

(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on The Nasdaq Stock Market LLC on February 26, 2025 ($0.547 per share), in accordance with Rule 457(c) of the Securities Act.